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EXHIBIT 11.1

COMPUTATION OF EARNINGS PER COMMON SHARE

The following table illustrates the computation of basic and diluted earnings per common share:

                                                                Three Months Ended                  Nine Months Ended
                                                          ------------------------------     ------------------------------
                                                          September 30,    September 30,     September 30,    September 30,
                                                              1998             1997(1)           1998             1997(1)
                                                          -------------    -------------     -------------    -------------
                                                                                       (in '000)
Numerator:
   Numerator for basic and diluted earnings per
        common share -- net earnings                         $ 1,613          $ 1,266           $ 5,816          $ 3,511
                                                             ========================           ========================
Denominator:
   Denominator for basic earnings per common
        share -- weighted average number of common
        share outstanding during the period                   16,371           12,948            15,346           12,948

   Incremental common shares attributable to
        dilutive outstanding stock options                       423               --               328               --
                                                             ------------------------           ------------------------
   Denominator for diluted earnings per
        common share                                          16,794           12,948            15,674           12,948
                                                             ========================           ========================
Basic earnings per common share                              $  0.10          $  0.10           $  0.38          $  0.27
                                                             ========================           ========================
Diluted earnings per common share                            $  0.10          $  0.10           $  0.37          $  0.27
                                                             ========================           ========================

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(1) Based on pro forma net earnings.